UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 3, 2014

CHENIERE ENERGY PARTNERS, L.P.
(Exact name of registrant as specified in its charter)

Delaware	001-33366	20-5913059
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

700 Milam Street Suite 800 Houston, Texas	77002
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (713) 375-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.05	Amendments to the Registrant's Code of Ethics, or Waiver of a Provision of the Code of Ethics.
On April 3, 2014, the Board of Directors (the "Board") of Cheniere Energy Partners GP, LLC (the "General Partner"), the general partner of Cheniere Energy Partners, L.P. (the "Partnership"), approved amendments to the Partnership's Code of Business Conduct and Ethics (the "Code of Conduct"), which is applicable to all personnel of the Partnership and the General Partner including the General Partner's principal financial officers. The revised Code of Conduct, which became effective immediately following Board approval, clarifies expectations for the conduct of directors and officers of the General Partner and employees providing service to the Partnership across the various topic areas (e.g., compliance with laws, conflicts of interest, fair dealing), emphasizes managerial leadership and responsibility, adds a second compliance officer to aid in management of the Code of Conduct, adds a review and approval process for conflicts of interest, and includes technical, administrative or other non-substantive changes.
The foregoing description of the Code of Conduct is qualified in its entirety by the text of the Code of Conduct adopted by the Board, which is filed as Exhibit 14.1 to this Current Report on Form 8-K and incorporated herein by reference.
Item 9.01    Financial Statements and Exhibits.

d) Exhibits

Exhibit
Number	Description

14.1	Cheniere Energy Partners, L.P. Code of Business Conduct and Ethics, dated April 3, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHENIERE ENERGY PARTNERS, L.P.

Date: April 9, 2014	By:	CHENIERE ENERGY PARTNERS GP, LLC,
its general partner

	By:	/s/ Michael J. Wortley
	Name:	Michael J. Wortley
	Title:	Senior Vice President and
Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Description

14.1	Cheniere Energy Partners, L.P. Code of Business Conduct and Ethics, dated April 3, 2014.